UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

Amtech Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 9, 2022, Amtech Systems, Inc. (the “Company”) and Mr. Jong S. Whang, the Company’s former Chief Executive Officer and Chairman of the Board of Directors, mutually decided that Mr. Whang would transition to a non-executive employment role and retire from his position as a director effective December 31, 2022. Mr. Whang’s decision to retire was not a result of any disagreement between the Company and Mr. Whang on any matter relating to the Company’s operations, policies or practices.

On January 13, 2023, the Board of Directors (the “Board”) of the Company appointed Michael M. Ludwig to the Board, effective that same date, to fill the vacancy created by Mr. Whang’s retirement.

Mr. Ludwig has extensive financial management experience, managing fast-pace, leading-edge technology companies in rapid growth environments. Most recently, Mr. Ludwig served as the Senior Vice President, Finance and Chief Financial Officer of Rogers Corporation, a company that designs, develops, manufactures, and sells high-performance engineered materials for the automotive and electronics industries. Prior to his tenure at Rogers, Mr. Ludwig worked at FormFactor, Inc., a company that designs, develops and manufactures semiconductor wafer probe cards, where he served as Vice President of Finance from 2001 to 2007, and then served as Senior Vice President of Finance and Chief Financial Officer from 2009 to 2018. At FormFactor, he was a major contributor to increasing revenue from $169 million to $548 million and executing two major acquisitions. Mr. Ludwig also served as the Vice President of Finance at Force 10 Networks, Inc. from 2007 to 2008. Prior to working for FormFactor, Mr. Ludwig worked for Elo TouchSystems, Inc. (Tyco Electronics) from 1999 to 2001 as Controller, and then as Vice President of Systems and Services. Mr. Ludwig also has experience at Beckman Coulter, Inc. and Ernst & Young. The Board believes Mr. Ludwig’s extensive experience in finance qualify him to serve as a director of the Board.

The Board has determined that Mr. Ludwig meets the independence standards adopted by the Board in compliance with the NASDAQ corporate governance listing standards and Item 407(a) of Regulation S-K.

Mr. Ludwig has (i) no arrangements or understandings with any other person pursuant to which he was appointed to as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Ludwig is not a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K and, as of the date of this Current Report on Form 8-K, holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Mr. Ludwig will be compensated for this Board service consistent with the compensation arrangements provided to the Board’s other independent, non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	January 18, 2023	By:	/s/ Lisa D. Gibbs
Name: Lisa D. Gibbs Title: Vice President and Chief Financial Officer